Tidal Trust I 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 312 and Amendment No. 313, to the Registration Statement on Form N-1A of SMART Small Cap ETF and SMART Mid Cap ETF, each a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 5, 2026